APPENDIX 99.1

ProPetro Announces Electric Fleet Orders and Lease Agreement
MIDLAND, Texas, August 22, 2022, (Business Wire) – ProPetro Holding Corp. ("ProPetro" or "the Company") (NYSE: PUMP) today announced it has executed a long-term lease agreement for two electric frac fleets with expected delivery in the third quarter of 2023.

Sam Sledge, Chief Executive Officer, commented, “As part of our fleet transition strategy initiated last year, we have executed an order to acquire two electric frac fleets from a leading manufacturer. These new electric fleets utilize conventional pumping equipment and proven technologies that are well-known across our industry. As demand for electric solutions continues to gain momentum, ProPetro is playing a significant role in bringing new technologies and more efficient, environmentally responsible solutions to the Permian Basin.”

Sledge added, “We are in discussions with several customers regarding multi-year projects that will use these electric fleets starting as early as the third quarter of 2023. With these more efficient fleets, we will help advance our customers’ efforts to reduce costs and greenhouse gas emissions, while enhancing our company’s competitiveness and free cash flow profile. We are also excited to bolster our services and capabilities for the benefit of our customers while equipping our ProPetro teammates with the best tools to drive sustainable value creation through the ongoing multi-year upcycle."

David Schorlemer, Chief Financial Officer, commented, "This agreement is another important step in our strategic plan of transitioning to emissions-friendly services using capital efficient financing terms. Further, we are pleased that this long-term lease agreement includes an option to purchase each fleet at the end of its respective lease term. As we look ahead to fiscal year 2023 where we will couple these next generation assets with our first class services, we expect significant free cash flow supported by a decreased capital expenditure plan and at least nine natural gas burning lower-emissions fleets operating in the second half of next year.”

About ProPetro
ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.
Forward-Looking Statements
Except for historical information contained herein, the statements and information in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature,

APPENDIX 99.1

that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of, or indicate, future events and trends and that do not relate to historical matters identify forward‑looking statements. Our forward‑looking statements include, among other matters, statements about our business strategy, industry, future profitability, expected fleet utilization, sustainability efforts, the future performance of newly improved technology, expected capital expenditures and the impact of such expenditures on our performance and capital programs. A forward‑looking statement may include a statement of the assumptions or bases underlying the forward‑looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable.
Although forward‑looking statements reflect our good faith beliefs at the time they are made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include the volatility of oil prices, the operational disruption and market volatility resulting from the COVID-19 pandemic, the global macroeconomic uncertainty related to the Russia-Ukraine war, and other factors described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission (the “SEC”). In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to shareholder litigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the SEC from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release. ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

APPENDIX 99.1

Investor Contacts:
David Schorlemer
Chief Financial Officer
david.schorlemer@propetroservices.com
432-688-0012

Matt Augustine
Senior Manager - Corporate Development & Investor Relations
matt.augustine@propetroservices.com
432-848-0871
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